AGREEMENT REGARDING

BNY MELLON FUNDS JOINT INSURED BOND

                        AGREEMENT among BNY Mellon Large Cap Securities Fund, Inc. (formerly, The Dreyfus Fund Incorporated) and certain other investment companies as to which BNY Mellon Investment Adviser, Inc. (formerly, The Dreyfus Corporation) or any affiliate (“BNYM Investment Adviser”) now acts as Investment Adviser, Sub-Investment Adviser and/or Administrator (individually, a “Fund” and, collectively, the “Funds”) and which are registered under the Investment Company Act of 1940, as amended (the “Act”).

WITNESSETH:

                        WHEREAS, the Funds are covered as joint insureds under a Fidelity Bond or Bonds (the “Bond”) which complies with Rule 17g-1 promulgated by the Securities and Exchange Commission under the Act (“Rule 17g-1”); and

                        WHEREAS, the Funds have entered into this Agreement to meet the requirements of paragraph (f) of Rule 17g-1;

NOW THEREFORE IT IS HEREBY AGREED:

                        1.         In the event that recovery is received under the Bond as a result of a loss sustained by two or more of the Funds, each Fund shall receive an equitable and proportionate share of said recovery, but said recovery shall at least equal the amount that each such Fund would have received had the Fund provided and maintained a single insured bond with the minimum coverage required by paragraph (d)(1) of Rule 17g-1.

                        2.         The Funds acknowledge and agree that, upon approval by the Funds’ respective Boards of Directors/Trustees, the amount of the Bond or the carriers issuing the Bond may be changed from time to time, and that any such change shall not affect the rights and obligations of the Funds under this Agreement.

                        3.         Each Fund shall be responsible for paying its pro-rata share, based on the ratio of its assets to the assets of all of the Funds, of the premium payable in respect of the Bond.  The Funds acknowledge and agree that any new Fund added to the Bond or as a party to this Agreement will not be responsible for the foregoing amount incurred prior to the first Bond renewal following the addition of such Fund.

                        4.         The Funds agree that any registered investment company for which BNYM Investment Adviser in the future becomes the Investment Adviser, Sub-Investment Adviser and/or Administrator added as a joint insured under the Bond may become a party to this Agreement upon the execution of a copy of this Agreement by its duly authorized officer and shall thereafter be deemed a “Fund” hereunder.

                        5.         This Agreement shall cease to apply to any Fund in respect of any loss that occurs after such Fund (i) ceases to be an investment company by order of the Securities and Exchange Commission pursuant to Section 8(f) of the Act, or (ii) ceases to be advised, sub-advised and/or administered by BNYM Investment Adviser, and such Fund shall, at and after such time, cease to be a party to this Agreement for all purposes.

                        6.         This Agreement shall be binding upon and shall inure to the benefit of any successor company of any of the undersigned, or any company into which any of the undersigned may be merged or with which it may be consolidated.

                        7.         As to each Fund that is organized as a trust, this Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in her capacity as an officer of the Fund; the obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Board member, officer or shareholder of the Fund individually.

                        IN WITNESS WHEREOF, the Funds listed on Schedule A have caused this

Agreement to be executed by their respective officers, thereunto duly authorized as of the day and year written below.

/s/ Natalya Zelensky                                                               Dated as of January 31, 2020

Natalya Zelensky

Vice President and Assistant Secretary

SCHEDULE A

BNY Mellon Absolute Insight Funds, Inc.

        BNY Mellon Broad Opportunities Fund

        BNY Mellon Core Plus Fund

BNY Mellon Advantage Funds, Inc.

        BNY Mellon Dynamic Total Return Fund

        BNY Mellon Dynamic Value Fund

        BNY Mellon Global Dynamic Bond Income Fund

        BNY Mellon Global Real Return Fund

        BNY Mellon Opportunistic Midcap Value Fund

        BNY Mellon Opportunistic Small Cap Fund

        BNY Mellon Structured Midcap Fund

        BNY Mellon Sustainable Balanced Fund

        BNY Mellon Technology Growth Fund

BNY Mellon Alcentra Global Credit Income 2024 Target Term Fund, Inc.

BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc.

BNY Mellon Appreciation Fund, Inc.

BNY Mellon California AMT-Free Municipal Bond Fund, Inc.

BNY Mellon Funds Trust

        BNY Mellon Asset Allocation Fund

        BNY Mellon Bond Fund

        BNY Mellon Corporate Bond Fund

BNY Mellon Emerging Markets Fund

BNY Mellon Focused Equity Opportunities Fund

BNY Mellon Government Money Market Fund

BNY Mellon Income Stock Fund

BNY Mellon Intermediate Bond Fund

BNY Mellon International Equity Income Fund

BNY Mellon International Fund

BNY Mellon Large Cap Stock Fund

BNY Mellon Massachusetts Intermediate Municipal Bond Fund

BNY Mellon Mid Cap Multi-Strategy Fund

BNY Mellon Municipal Opportunities Fund

BNY Mellon National Intermediate Municipal Bond Fund

BNY Mellon National Municipal Money Market Fund

BNY Mellon National Short-Term Municipal Bond Fund

BNY Mellon New York Intermediate Tax Exempt Bond Fund

BNY Mellon Pennsylvania Intermediate Municipal Bond Fund

BNY Mellon Short-Term U.S. Government Securities Fund

BNY Mellon Small Cap Multi-Strategy Fund

BNY Mellon Small/Mid Cap Multi-Strategy Fund

BNY Mellon Tax-Sensitive Large Cap Multi-Strategy Fund

BNY Mellon High Yield Strategies Fund

BNY Mellon Index Funds, Inc.

        BNY Mellon International Stock Index Fund

        BNY Mellon S&P 500 Index Fund

        BNY Mellon Smallcap Stock Index Fund

BNY Mellon Intermediate Municipal Bond Fund, Inc.

BNY Mellon International Securities Funds, Inc.

        BNY Mellon Emerging Markets Securities Fund

BNY Mellon Investment Funds I

        BNY Mellon Diversified Emerging Markets Fund

        BNY Mellon Global Fixed Income Fund

        BNY Mellon International Equity Fund

        BNY Mellon Small Cap Growth Fund

        BNY Mellon Small Cap Value Fund

        BNY Mellon Small/Mid Cap Growth Fund

        BNY Mellon Tax Sensitive Total Return Bond Fund

BNY Mellon Investment Funds II, Inc.

        BNY Mellon Alternative Diversifier Strategies Fund

        BNY Mellon Global Emerging Markets Fund

        BNY Mellon Yield Enhancement Strategy Fund

BNY Mellon Investment Funds III

        BNY Mellon Equity Income Fund

        BNY Mellon Global Equity Income Fund

        BNY Mellon High Yield Fund

        BNY Mellon International Bond Fund

BNY Mellon Investment Funds IV, Inc.

        BNY Mellon Bond Market Index Fund

        BNY Mellon Floating Rate Income Fund

        BNY Mellon Institutional S&P 500 Stock Index Fund

        BNY Mellon Tax Managed Growth Fund

        General Treasury and Agency Money Market Fund

BNY Mellon Investment Funds V, Inc.

        BNY Mellon Diversified International Fund

        BNY Mellon Global Real Estate Securities Fund

        BNY Mellon Large Cap Equity Fund

        BNY Mellon Large Cap Growth Fund

BNY Mellon Investment Funds VI

        BNY Mellon Balanced Opportunity Fund

BNY Mellon Investment Grade Funds, Inc.

        BNY Mellon Inflation Adjusted Securities Fund

        BNY Mellon Short-Term Income Fund

BNY Mellon Investment Portfolios

        Core Value Portfolio

        MidCap Stock Portfolio

        Small Cap Stock Index Portfolio

        Technology Growth Portfolio

BNY Mellon Large Cap Securities Fund, Inc.

BNY Mellon Midcap Index Fund, Inc.

BNY Mellon Municipal Bond Funds, Inc.

        BNY Mellon Municipal Bond Fund

BNY Mellon Municipal Bond Infrastructure Fund, Inc.

BNY Mellon Municipal Funds, Inc.

        BNY Mellon AMT-Free Municipal Bond Fund

        BNY Mellon High Yield Municipal Bond Fund

BNY Mellon Municipal Income, Inc.

BNY Mellon New Jersey Municipal Bond Fund, Inc.

BNY Mellon New York AMT-Free Municipal Bond Fund

BNY Mellon New York Tax Exempt Bond Fund, Inc.

BNY Mellon Opportunistic Municipal Securities Fund

BNY Mellon Opportunity Funds

        BNY Mellon Japan Womenomics Fund

        BNY Mellon Natural Resources Fund

        BNY Mellon Strategic Beta Emerging Markets Equity Fund

BNY Mellon Research Growth Fund, Inc.

BNY Mellon Short-Intermediate Municipal Bond Fund

BNY Mellon State Municipal Bond Funds

        BNY Mellon Connecticut Fund

        BNY Mellon Massachusetts Fund

        BNY Mellon Pennsylvania Fund

BNY Mellon Stock Funds

        BNY Mellon International Core Equity Fund

        BNY Mellon International Small Cap Fund

BNY Mellon Stock Index Fund, Inc.

BNY Mellon Strategic Funds, Inc.

        BNY Mellon Active MidCap Fund

        BNY Mellon Global Stock Fund

        BNY Mellon International Stock Fund

        BNY Mellon Select Managers Small Cap Growth Fund

        BNY Mellon Select Managers Small Cap Value Fund

        BNY Mellon U.S. Equity Fund

BNY Mellon Strategic Municipal Bond Fund, Inc.

BNY Mellon Strategic Municipals, Inc.

BNY Mellon Sustainable U.S. Equity Fund, Inc.

BNY Mellon Sustainable U.S. Equity Portfolio, Inc.

BNY Mellon U.S. Mortgage Fund, Inc.

BNY Mellon Ultra Short Income Fund

BNY Mellon Variable Investment Fund

        Appreciation Portfolio

        Government Money Market Portfolio

        Growth and Income Portfolio

        International Equity Portfolio

        International Value Portfolio

        Opportunistic Small Cap Portfolio

        Quality Bond Portfolio

BNY Mellon Worldwide Growth Fund, Inc.

CitizensSelect Funds

        Dreyfus Institutional Preferred Treasury Securities Money Market Fund

        Dreyfus Prime Money Market Fund

Dreyfus AMT-Free Municipal Cash Management Plus

Dreyfus AMT-Free New York Municipal Cash Management

Dreyfus BASIC Money Market Fund, Inc.

Dreyfus Cash Management

Dreyfus Cash Management Funds

        Dreyfus Government Cash Management

        Dreyfus Government Securities Cash Management

Dreyfus Institutional Liquidity Funds

        Dreyfus Treasury and Agency Liquidity Money Market Fund

Dreyfus Institutional Preferred Money Market Funds

        Dreyfus Institutional Preferred Money Market Fund

        Dreyfus Institutional Preferred Government Plus Money Market Fund

Dreyfus Institutional Reserves Funds

        Dreyfus Institutional Preferred Government Money Market Fund

        Dreyfus Institutional Treasury Securities Cash Advantage Fund

        Dreyfus Institutional Treasury Obligations Cash Advantage Fund

Dreyfus Liquid Assets, Inc.

        Dreyfus Liquid Assets

Dreyfus Tax Exempt Cash Management Funds

        Dreyfus AMT-Free Tax Exempt Cash Management

Dreyfus Treasury Obligations Cash Management

Dreyfus Treasury Securities Cash Management

General California Municipal Money Market Fund

General Government Securities Money Market Funds, Inc.

        General Government Securities Money Market Fund

        General Treasury Securities Money Market Fund

General Money Market Fund, Inc.

General Municipal Money Market Funds, Inc.

        General Municipal Money Market Fund

General New Jersey Municipal Money Market Fund

General New York AMT-Free Municipal Money Market Fund